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                                                              Exhibit 5(a) and 8
                                  REID & PRIEST
                               40 West 57th Street
                         New York,  New York  10019-4097



                                                  October 7, 1994


Texas Utilities Company
1601 Bryan Street
Energy Plaza
Dallas, Texas  75201

Ladies and Gentlemen:

          Referring to the proposed offer and sale by Texas Utilities Company (Company) of not to exceed 5,000,000 shares of its common stock without par value (Stock) pursuant to the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (Plan) as contemplated in the Registration Statement to be filed with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof (Registration Statement), we are of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

          2. All necessary action on the part of the Company's Board of Directors with respect to the issuance and sale of Stock to be purchased directly from the Company has been taken.

          3. Any stock to be purchased directly from the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and sold for the consideration contemplated in the Registration Statement.

          4. Stock to be purchased on the open market is validly issued, fully paid and non-assessable; and

          5. The statements made in the Registration Statement, under the heading "Federal Income Tax", constitute an accurate general description of the material Federal income tax consequences to participants in the Plan.

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Texas Utilities Company                -2-                       October 7, 1994



     We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe, Sampels & Wooldridge, L.L.P. of Dallas, Texas.

     We hereby consent to the use of our name in the Registration Statement, and to the use of this opinion as an exhibit thereto.

                                                  Very truly yours,



                                                  REID & PRIEST